EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-106606) of our report dated February 3, 2003 relating to the financial statements, which appears in MFA Mortgage Investment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


New York, New York
July 19, 2004